EXHIBIT 10.08
                           OCEANEERING INTERNATIONAL, INC.
                              EXECUTIVE RETIREMENT PLAN

                 (As Amended and Restated Effective February 1, 1993)





                           OCEANEERING INTERNATIONAL, INC.
                              EXECUTIVE RETIREMENT PLAN

                 (As Amended and Restated Effective February 1, 1993)


                                      I N D E X
                                                                       Page


          ARTICLE I      DEFINITIONS  . . . . . . . . . . . . . . . . .   2
          Section:
             1.1         Account  . . . . . . . . . . . . . . . . . . .   2
             1.2         Affiliate  . . . . . . . . . . . . . . . . . .   2
             1.3         Beneficiary  . . . . . . . . . . . . . . . . .   2
             1.4         Code . . . . . . . . . . . . . . . . . . . . .   2
             1.5         Committee  . . . . . . . . . . . . . . . . . .   2
             1.6         Company  . . . . . . . . . . . . . . . . . . .   2
             1.7         Company Matching Account . . . . . . . . . . .   2
             1.8         Company Matching Contribution  . . . . . . . .   2
             1.9         Compensation . . . . . . . . . . . . . . . . .   2
             1.10        Contribution . . . . . . . . . . . . . . . . .   2
             1.11        Contribution Percentage  . . . . . . . . . . .   3
             1.12        Deferred Company Contribution  . . . . . . . .   3
             1.13        Employee Contribution Account  . . . . . . . .   3
             1.14        Employee Contributions . . . . . . . . . . . .   3
             1.15        ERISA  . . . . . . . . . . . . . . . . . . . .   3
             1.16        Effective Date . . . . . . . . . . . . . . . .   3
             1.17        Employee . . . . . . . . . . . . . . . . . . .   3
             1.18        Employer . . . . . . . . . . . . . . . . . . .   3
             1.19        Entry Date . . . . . . . . . . . . . . . . . .   3
             1.20        Fiduciaries  . . . . . . . . . . . . . . . . .   3
             1.21        Income of the Investment Accounts  . . . . . .   3
             1.22        Investment Account(s)  . . . . . . . . . . . .   3
             1.23        Investment Fund  . . . . . . . . . . . . . . .   3
             1.24        Investment Manager . . . . . . . . . . . . . .   4
             1.25        Participant  . . . . . . . . . . . . . . . . .   4
             1.26        Participation  . . . . . . . . . . . . . . . .   4
             1.27        Participation Year . . . . . . . . . . . . . .   4
             1.28        Plan . . . . . . . . . . . . . . . . . . . . .   4
             1.29        Plan Year  . . . . . . . . . . . . . . . . . .   4
             1.30        Retirement Date  . . . . . . . . . . . . . . .   4
             1.31        Service  . . . . . . . . . . . . . . . . . . .   4
             1.32        Valuation Date . . . . . . . . . . . . . . . .   4

          ARTICLE II     ADMINISTRATION OF THE PLAN . . . . . . . . . .   5
          Section:
             2.1         Appointment of Committee . . . . . . . . . . .   5
             2.2         Records of Committee . . . . . . . . . . . . .   5
             2.3         Committee Action . . . . . . . . . . . . . . .   5
             2.4         Committee Disqualification . . . . . . . . . .   5
             2.5         Committee Compensation, Expenses and Advisers    5

                                         (i)





                                                                       Page

             2.6         Committee Liability  . . . . . . . . . . . . .   5
             2.7         Committee Determinations . . . . . . . . . . .   6
             2.8         Information from Employer  . . . . . . . . . .   6
             2.9         General Powers of Committee  . . . . . . . . .   6
             2.10        Uniform Administration . . . . . . . . . . . .   7
             2.11        Reporting Responsibilities . . . . . . . . . .   7
             2.12        Disclosure Responsibilities  . . . . . . . . .   7
             2.13        Participant Statements . . . . . . . . . . . .   7
             2.14        Allocation of Responsibility Among Fiduciaries for
          Plan
                            Administration  . . . . . . . . . . . . . .   7
             2.15        Presenting Claims for Benefits . . . . . . . .   8
             2.16        Claims Review Procedure  . . . . . . . . . . .   9
             2.17        Disputed Benefits  . . . . . . . . . . . . . .   9

          ARTICLE III    PARTICIPATION AND SERVICE  . . . . . . . . . .  10
          Section:
             3.1         Participation  . . . . . . . . . . . . . . . .  10
             3.2         Participants to Furnish Required Information .  10
             3.3         Participation Service  . . . . . . . . . . . .  10
             3.4         Participation Upon Re-Employment . . . . . . .  10
             3.5         Transferred or Ineligible Participants . . . .  10

          ARTICLE IV     CONTRIBUTIONS AND FORFEITURES  . . . . . . . .  11
          Section:
             4.1         Deferred Company Contributions . . . . . . . .  11
             4.2         Company Matching Contributions . . . . . . . .  11
             4.3         Employee Contributions . . . . . . . . . . . .  12
             4.4         Funding Policy . . . . . . . . . . . . . . . .  13
             4.5         Special One-Time Vesting . . . . . . . . . . .  13
             4.6         Special One-Time Employee and Deferred Company
                            Contributions . . . . . . . . . . . . . . .  13

          ARTICLE V      ACCOUNTS OF PARTICIPANTS . . . . . . . . . . .  14
          Section:
             5.1         Individual Accounts  . . . . . . . . . . . . .  14
             5.2         Account Adjustments  . . . . . . . . . . . . .  14
             5.3         Valuation of Investment Accounts . . . . . . .  14
             5.4         Recognition of Different Investment Funds  . .  14

          ARTICLE VI     PARTICIPANTS' BENEFITS . . . . . . . . . . . .  15
          Section:
             6.1         Retirement  of Participant on  or After Retirement
          Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
             6.2         Disability of Participant  . . . . . . . . . .  15
             6.3         Death of Participant . . . . . . . . . . . . .  15
             6.4         Other Termination of Service . . . . . . . . .  15
             6.5         Beneficiaries in the Event of Death  . . . . .  16
             6.6         Qualified Election . . . . . . . . . . . . . .  16


                                         (ii)





                                                                       Page

             6.7         Valuation  Dates  Determinative  of  Participants'
          Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
             6.8         Loans and Withdrawals  . . . . . . . . . . . .  17
             6.9         Tax Payments . . . . . . . . . . . . . . . . .  17
             6.10        Cessation of Deferred Company Contributions and
                            Company Matching Contributions and Tax Payment 17

          ARTICLE VII    PAYMENT OF BENEFITS  . . . . . . . . . . . . .  18

          ARTICLE VIII        INVESTMENT OF ACCOUNTS  . . . . . . . . .  19
          Section:
             8.1         Investment Accounts  . . . . . . . . . . . . .  19
             8.2         Investment Manager . . . . . . . . . . . . . .  19
             8.3         Investment Directions of Participants  . . . .  19
             8.4         Change of Investment Directions  . . . . . . .  19
             8.5         Benefits Provided Solely From Individual Accounts . 20

          ARTICLE IX   ADOPTION OF PLAN BY OTHER ORGANIZATIONS;
                          AMENDMENT AND TERMINATION OF THE PLAN;
                          DISCONTINUANCE OF CONTRIBUTIONS TO THE
                          INVESTMENT ACCOUNTS . . . . . . . . . . . . .  21
          Section:
             9.1         Procedure for Adoption . . . . . . . . . . . .  21
             9.2         Effect of Adoption . . . . . . . . . . . . . .  21
             9.3         Amendment  . . . . . . . . . . . . . . . . . .  21
             9.4         Acceptance or Rejection of Amendment by Employers . 22
             9.5         Termination  . . . . . . . . . . . . . . . . .  22
























                                        (iii)





                                                                       Page

             9.6         Liquidation   and   Distribution   of   Investment
          Accounts Upon
                            Termination . . . . . . . . . . . . . . . .  22
             9.7         Effect of Termination or Discontinuance of Company
          Matching
                            Contributions . . . . . . . . . . . . . . .  22
             9.8         Merger of Plan . . . . . . . . . . . . . . . .  23

          ARTICLE X      MISCELLANEOUS  . . . . . . . . . . . . . . . .  24
          Section:
            10.1         Terms of Employment  . . . . . . . . . . . . .  24
            10.2         Controlling Law  . . . . . . . . . . . . . . .  24
            10.3         Invalidity of Particular Provisions  . . . . .  24
            10.4         Non-Alienability of Rights of Participants . .  24
            10.5         Payments    in    Satisfaction   of    Claims   of
          Participants  . . . . . . . . . . . . . . . . . . . . . . . .  24
            10.6         Impossibility of Diversion of Investment Accounts . 24


































                                         (iv)





                           OCEANEERING INTERNATIONAL, INC.
                              EXECUTIVE RETIREMENT PLAN

                 (As Amended and Restated Effective February 1, 1993)


                       Effective  as  of  February 1,  1989,  the  Board  of
          Directors   of  Oceaneering   International,  Inc.,   a  Delaware
          corporation   (the "Company"),  authorized  the   adoption  of  a
          non-qualified profit-sharing plan, in the form of the Oceaneering International, Inc. Executive Retirement Plan (the "Prior Plan") for the benefit of a select group of management or highly compensated employees to provide retirement income and to promote the best interests of the Company by attracting and retaining desirable employees.

                       The   Board  of   Directors  of   the  Company   also
          authorized   the  establishment  of   individual  secular  trusts
          effective February 1, 1989, among the Company, each of the employees eligible to participate in the Prior Plan, D. Michael Hughes and George R. Haubenreich, Jr., as Trustees (the "Trust Agreements"). The Trust Agreements were intended to constitute a part of the Prior Plan.

                       Effective February 1, 1993, the Board of Directors has authorized the amendment, restatement and continuation of the Prior Plan in the form of this Plan (the "Plan") and the termination of the Trust Agreements.

                       The  Plan   is   not   intended  to   qualify   under
          Sections 401 and 501 of the Internal Revenue Code of 1986, as amended from time to time, but is, however, intended to meet the
          applicable   requirements  of  the   Employee  Retirement  Income
          Security Act of 1974, as amended from time to time.

                       NOW, THEREFORE, the Company hereby amends, restates and continues the Oceaneering International, Inc. Executive Retirement Plan, which shall read as follows:




















                                      ARTICLE I

                                     DEFINITIONS

                       As used in this Plan, the following words and phrases shall have the following meanings unless the context clearly requires a different meaning:

               1.1 Account: The accounts maintained for a Participant pursuant to Section 5.1.

               1.2 Affiliate: A corporation or other trade or business which is not an Employer under this Plan but which, together with an Employer, is "under common control" within the meaning of Sections 414(b) and (c) of the Code, as modified by
          Section 415(h) of the Code.

               1.3 Beneficiary: A Participant's spouse, or such other natural person or persons, or the trustee of an inter vivos trust for the benefit of natural persons, entitled to receive a Participant's death benefits, as provided in Section 6.5 hereof.

               1.4 Code: The Internal Revenue Code of 1986, as amended from time to time.

               1.5 Committee: The Compensation Committee appointed by the Board of Directors of the Company to act as administrator of this Plan and to perform the duties described in Article II hereof.

               1.6 Company: Oceaneering International, Inc., a Delaware corporation.

               1.7  Company   Matching   Account:  The   separate   account
          maintained for a Participant to record his share of Company Matching Contributions, and the investment thereof.

               1.8 Company Matching Contribution: The amount of cash contributed by the Employer to the Investment Accounts as a Company Matching Contribution, pursuant to Section 4.2.

               1.9 Compensation: The base salary paid to a Participant by an Employer for personal services rendered, not including incentive compensation, bonuses, any other item of special compensation, any Company Matching Contributions to this Plan or any Employer or Affiliate contributions to any other pension, profit-sharing or welfare plan. For the purpose of determining the amount of such Compensation, the books and records of the Employer shall be conclusive.

               1.10 Contribution: Any amount contributed to the Investment Accounts pursuant to the provisions of this Plan, whether incident to the original adoption of this Plan, or at any time






          subsequent thereto, by the Employer to the extent of profits or by a Participant out of his Compensation.

               1.11 Contribution Percentage: The percentage applied to Deferred Company Contributions pursuant to Section 4.2.

               1.12 Deferred Company Contribution: The contingent amount accrued on the books of the Company or an Employer for purposes of this Plan, but subject to all the terms and restrictions hereof, pursuant to Section 4.1.

               1.13 Employee Contribution Account: The separate account maintained for a Participant to record his Contributions to the Plan and the investment thereof.

               1.14 Employee Contributions: The amount contributed by a Participant out of his Compensation pursuant to Section 4.3.

               1.15 ERISA: Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

               1.16 Effective Date:  February 1, 1993.

               1.17 Employee: Any person employed by the Employer, including all directors and officers of the Employer except any such person who is not regularly and principally employed by such Employer.

               1.18 Employer: The Company and any eligible organization that shall adopt this Plan pursuant to the provisions of
          Article IX, and the successors, if any, to such organization.

               1.19 Entry Date: The first day of each calendar month during the Plan Year.

               1.20 Fiduciaries: The Employer, the Committee and the Investment Manager, but only with respect to the specific responsibilities of each for Plan administration, all as described in Section 2.14 hereof. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

               1.21 Income of the Investment Accounts: The net gain or loss of the Investment Accounts from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities and other investment transactions and expenses paid from the Investment Accounts.

               1.22 Investment Account(s): All Contributions of Employers and Participants, together with all income, profits or increments thereon which are deposited in separate investment accounts for







          each Participant with the Investment Manager in the name of each Participant as described in Section 8.1 hereof.

               1.23 Investment Fund: The mutual funds offered by the Investment Manager as described in Section 8.1 hereof.

               1.24 Investment Manager: The investment manager or managers authorized to manage the assets of the Investment Funds in accordance with the terms of the Plan pursuant to Section 8.2 hereof.

               1.25 Participant: An eligible Employee who, pursuant to the provisions of Article III hereof, is participating in the Plan.

               1.26 Participation: The period commencing as of the date the Employee becomes a Participant and ending on the last day of the pay period during which his termination of Service occurs.

               1.27 Participation Year: A twelve (12) consecutive month period commencing on the Participant's Entry Date or on any anniversary of such Entry Date.

               1.28 Plan: The Oceaneering International, Inc. Executive Retirement Plan set forth herein, a non-qualified profit-sharing plan, as amended from time to time.

               1.29 Plan Year: The calendar year commencing January 1 and ending December 31.

               1.30 Retirement Date: The first day of the calendar month coincident with or next following the sixty-fifth (65th) birthday of a Participant.

               1.31 Service: A Participant's employment with Employers and Affiliates.

               1.32 Valuation Date: The last business day of each calendar quarter during the Plan Year or any other date on which a special valuation is made pursuant to Section 5.3.

                    Words used in this Plan in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances.














                                      ARTICLE II

                              ADMINISTRATION OF THE PLAN

               2.1 Appointment of Committee: The Board of Directors of the Company (the "Board of Directors") shall appoint a Compensation Committee (the "Committee") of not less than three
          (3) persons, who may be Employees of the Company or an Affiliate, to perform the administrative duties set forth herein. The Committee shall be the administrator of the Plan. Each member of the Committee shall serve for such term as the Board of Directors may designate or until his death, resignation or removal by the Board of Directors. The Board of Directors shall promptly appoint successors to fill any vacancies in the Committee.

               2.2 Records of Committee: The Committee shall keep appropriate records of its proceedings and the administration of the Plan. The Committee shall make available to Participants and their Beneficiaries for examination, during business hours, such records of the Plan as pertain to the examining person and such documents relating to the Plan as may be required by ERISA.

               2.3 Committee Action: The Committee may act through the concurrence of a majority of its members expressed either at a meeting of the Committee, or in writing without a meeting. Concurrence of a member of the Committee may be by telegram or letter. Any member of the Committee, or the Secretary of the
          Committee (who need not be a member of the Committee), may execute on behalf of the Committee any certificate or other written instrument evidencing or carrying out any action approved by the Committee. The Committee may delegate any of its rights, powers and duties to any one or more of its members. The Chairman of the Committee shall be agent of the Plan and the Committee for the service of legal process at the principal office of the Company in Houston, Texas.

               2.4 Committee Disqualification: A member of the Committee who may be a Participant shall not vote on any question relating specifically to himself.

               2.5 Committee Compensation, Expenses and Advisers: The members of the Committee shall serve without bond (unless otherwise required by law) and without compensation for their services as such. The Committee may select, and authorize the Investment Manager to compensate suitably, such attorneys, agents and representatives as it may deem necessary or advisable to the performance of its duties. All expenses of the Committee that shall arise in connection with the administration of the Plan shall be paid by the Company.

               2.6 Committee Liability: Except to the extent that such liability is created by ERISA, no member of the Committee shall






          be liable for any act or omission of any other member of the Committee, nor for any act or omission on his own part except for his own gross negligence or willful misconduct, nor for the exercise of any power or discretion in the performance of any duty assumed by him hereunder. The Company shall indemnify and hold harmless each member of the Committee from any and all claims, losses, damages, expenses (including counsel fees approved by the Committee), and liabilities (including any amounts paid in settlement with the Committee's approval arising from any act or omission of such member in connection with duties and responsibilities under the Plan, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member or as prohibited by law.

               2.7 Committee Determinations: The Committee, on behalf of the Participants and their Beneficiaries, shall enforce this Plan in accordance with its terms and shall have all powers necessary for the accomplishment of that purpose, including, but not by way of limitation, the following powers:

                    (a) To determine all questions relating to the eligibility of Employees to become Participants, the period of Service of Participants and the Compensation of Participants;

                    (b)  To  notify  the   Investment  Manager  of  a
                Participant's termination of Service;

                    (c) To interpret and construe all terms, provisions, conditions and limitations of this Plan and to reconcile any inconsistency or supply any omitted detail that may appear in this Plan in such manner and to such extent, consistent with the general terms of this Plan, as the Committee shall deem necessary and proper to effectuate the Plan for the greatest benefit of all parties interested in the Plan; and

                    (d)  To   make  and   enforce  such   rules   and
                regulations for the administration of the Plan as are not inconsistent with the terms set forth herein.

               2.8 Information from Employer: To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee of all matters relating to the dates of employment of its Employees for purposes of determining eligibility of Employees to participate hereunder, the Compensation of all Participants, their retirement or other cause for termination of employment, and such other pertinent facts as the Committee may require; and the Committee shall advise the Investment Manager of such of the foregoing facts as may be







          pertinent to the Investment Manger's administration of the Investment Accounts.

               2.9 General Powers of Committee: In addition to all other powers herein granted, and in general consistent with the provisions hereof, the Committee shall have all other rights and powers reasonably necessary to supervise and control the administration of this Plan. The determination of any fact by the Committee and the construction placed by the Committee upon the provisions of this Plan shall be binding upon all of the Participants under this Plan, their Beneficiaries and the Employers.

               2.10 Uniform Administration: Whenever in the administration of the Plan, any action is required by an Employer or the Committee, including, but not by way of limitation, action with respect to eligibility of Employees, Contributions and benefits, such action shall be uniform in nature as applied to all persons similarly situated.

               2.11 Reporting Responsibilities: As Administrator of the Plan, the Committee shall file with the appropriate office of the Internal Revenue Service or the Department of Labor all reports, returns and notices required under ERISA or the Code, including, but not limited to, annual reports and amendments thereof to be filed with the Department of Labor.

               2.12 Disclosure Responsibilities:  The  Committee shall make available to each Participant and Beneficiary such records, documents and other data as may be required under ERISA, and Participants or Beneficiaries shall have the right to examine such records at reasonable times during business hours. Nothing contained in this Plan shall give any Participant or Beneficiary the right to examine any data or records reflecting the compensation paid to, or relating to any account of, any other Participant or Beneficiary, except as may be required under ERISA.

               2.13 Participant Statements: As soon as practicable after each Valuation Date, the Investment Manager shall cause a written statement to be prepared and delivered to each Participant reflecting as of that Valuation Date:

                    (a)  The  balance  in  his  Account  as   of  the
                preceding Valuation Date;

                    (b) The amount of any Company Matching Contributions and Employee Contributions allocated to his Account for the period ending on such Valuation Date;








                    (c) The adjustments to his Account to reflect Income of the Investment Accounts, expenses of the Investment Accounts and withdrawals from the Investment Accounts, if any, during the period ending on such Valuation Date; and

                    (d) The new balance in his Account as of that Valuation Date.

               2.14 Allocation of Responsibility Among Fiduciaries for Plan
          Administration: The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan. In general, the Employer shall have the sole responsibility for making the Contributions provided for under Sections 4.1, 4.2 and 4.3. The Company shall have the sole authority to appoint and remove the Investment Manager. The Company may amend or terminate this Plan in whole or in part, and each other Employer may amend or terminate this Plan with respect to its Employees to the extent provided in Article IX. The Committee shall have the sole responsibility for the administration of the Plan, and the Board of Directors shall have sole authority to appoint and remove members of the Committee. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan, and is not required under this Plan to inquire into the propriety of any such direction, information or action. It is intended under this Plan that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Investment Accounts in any manner against investment loss or depreciation in asset value.

               2.15 Presenting Claims for Benefits:  Any Participant or the
          Beneficiary of any deceased Participant may submit written application to the Committee regarding any benefit asserted to be due him under the Plan. Such application shall set forth the nature of the claim and such other information as the Committee may reasonably request. Promptly upon the receipt of any application required by this Section, the Committee shall determine whether or not the Participant or Beneficiary involved is entitled to a benefit hereunder and, if so, the nature thereof and shall notify the applicant of its findings.

                    If a claim is wholly or partially denied, the Committee shall so notify the applicant within ninety (90) days after receipt of the application by the Committee, unless special






          circumstances require an extension of time for processing the application. If such an extension of time for processing is required, written notice of the extension shall be furnished to the applicant prior to the end of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render its final decision. Notice of the Committee's decision to deny a claim in whole or in part shall be set forth in a manner calculated to be understood by the applicant and shall contain the following:

                    (i) the specific reason or reasons for the denial;

                    (ii) specific  reference  to  the  pertinent Plan
                provisions on which the denial is based;

                    (iii) a description of any additional material or information necessary for the applicant to perfect the claim and an explanation of why such material or information is necessary; and

                    (iv) an   explanation   of   the   claims  review
                procedure set forth in Section 2.16 hereof.

          If notice of denial is not furnished, and if the claim is not granted within the period of time set forth above, the claim shall be deemed denied for purposes of proceeding to the review stage described in Section 2.16.

               2.16 Claims Review Procedure: If an application filed by a Participant or Beneficiary under Section 2.15 above shall result in a denial by the Committee of the benefit applied for, either in whole or in part, such applicant shall have the right, to be exercised by written request filed with the Committee within sixty (60) days after receipt of notice of the denial of his application or, if no such notice has been given, within sixty
          (60)  days   after  the   application  is  deemed   denied  under
          Section 2.15, for the review of his application and of his entitlement to the benefit for which he applied. Such request for review may contain such additional information and comments as the applicant may wish to present. Within sixty (60) days after receipt of any such request for review, the Committee shall reconsider the application in light of such additional information and comments as the applicant may have presented, and if the applicant shall have so requested, shall afford the applicant or his designated representative a hearing before the Committee. The Committee shall also permit the applicant or his designated representative to review pertinent documents in its possession, including copies of the Plan document and information






          provided by the Company relating to the applicant's entitlement to such benefit. The Committee shall make a final determination with respect to the applicant's application for review as soon as practicable, and in any event not later than sixty (60) days after receipt of the aforesaid request for review, except that under special circumstances, such as the necessity for holding a hearing, such sixty (60) day period may be extended to the extent necessary, but in no event beyond the expiration of one hundred twenty (120) days after receipt by the Committee of such request. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the applicant prior to the commencement of the extension. Notice of such final determination of the Committee shall be furnished to the applicant in writing, in a manner calculated to be understood by him, and shall set forth the specific reasons for the decision and specific references to the pertinent provisions of the Plan upon which the decision is based. If the decision on review is not furnished within the time period set forth above, the claim shall be deemed denied on review.

               2.17 Disputed Benefits: If any dispute still exists between a Participant or a Beneficiary and the Committee after a review of the claim or in the event any uncertainty shall develop as to the person to whom payment of any benefit hereunder shall be made, the Investment Manager may withhold the payment of all or any part of the benefits payable hereunder to the Participant or Beneficiary until such dispute has been resolved by a court of competent jurisdiction or settled by the parties involved.





























                                     ARTICLE III

                              PARTICIPATION AND SERVICE

               3.1 Participation: Certain key management Employees and executives of the Company, who shall be nominated by the Chief Executive Officer of the Company and approved by the Committee, shall be eligible to commence participation in the Plan as of the Effective Date or the next following Entry Date, if their eligibility to participate is approved by the Committee after the Effective Date. An Employee who chooses not to participate in the Plan when he first becomes eligible, by failing to authorize Employee Contributions and to complete such other enrollment actions as the Committee shall require, may commence participation only if he is subsequently offered another opportunity to participate by the Committee. The Committee may declare a Participant to be ineligible for further participation in the Plan at any time. In no event shall eligibility to participate in the Plan be determined with reference to any minimum or maximum age or upon completion of any minimum period of Service.

                    Notwithstanding any provision of this Plan to the contrary, for purposes of eligibility to participate in this Plan, the term "Employee" shall not include any individuals who are "leased employees" as defined in Section 414(n) of the Code or who are compensated on an hourly basis.

               3.2 Participants to Furnish Required Information: Each Participant shall furnish the Committee such information as the Committee may consider to be necessary or desirable in administering the Plan in such form as may be prescribed by the Committee.

               3.3 Participation Service: For purposes of determining the Contribution Percentage applicable to a Participant under
          Article IV, such Participant shall be credited with one (1) year of Participation Service for each Participation Year throughout which such Participant is continuously employed by Employers and Affiliates and during which such Participant has not been declared ineligible for further participation in the Plan.

               3.4 Participation Upon Re-Employment: Upon the employment by an Employer of any person who had previously been employed by an Employer on or after the Effective Date, whether or not such person was previously a Participant, such person shall be treated as a new Employee and, as such, only eligible to participate pursuant to Section 3.1.

               3.5  Transferred    or   Ineligible    Participants:  If   a
          Participant is transferred from an Employer to an Affiliate, or if the Committee declares him ineligible for further






          participation in the Plan, his participation shall be suspended until he again becomes eligible to participate pursuant to
          Section 3.1. During such suspension or ineligibility, the Participant shall not be entitled to make Employee Contributions and no Company Matching Contributions shall be made to his Company Matching Account.




















































                                      ARTICLE IV

                            CONTRIBUTIONS AND FORFEITURES

               4.1 Deferred Company Contributions: The Committee shall determine, with respect to each Participant, the appropriate rate, not to exceed one hundred percent (100%), at which Deferred Company Contributions are to match Employee Contributions made by such Participant in accordance with Section 4.3. As the Participant makes Employee Contributions for a Participation Year, the Employer shall accrue on its books Deferred Company Contributions in the name of the Participant for that Participation Year at such appropriate rate. No Participant has any interest in or claim to a Deferred Company Contribution.

                    Deferred Company Contributions accrued in the name of a Participant for a Participation Year shall be adjusted to reflect the investment performance that would have resulted if such contributions had been invested in an Investment Fund selected by the Participant under Section 8.3 and shall be reduced to reflect any Company Matching Contributions made with respect to such Deferred Company Contributions.

               4.2  Company  Matching Contributions:  Until  the applicable
          Contribution Percentage becomes one hundred percent (100%), the Employer shall contribute Company Matching Contributions for a Participation Year to a Participant's Company Matching Account, unless participation is suspended pursuant to Section 3.5, as of the last day of the Participation Year. The amount of Company Matching Contributions to be contributed for the Participation Year then ended shall be determined as follows:

                    Step 1.   Separately for  the Participation  Year
                then ended and each previous Participation Year - to the amount of adjusted Deferred Company Contributions accrued in the name of the Participant for the particular Participation Year, add all Company
                Matching Contributions previously made with respect to the Deferred Company Contributions accrued in the name of the Participant for the particular Participation Year.

                    Step  2.  Multiply each sum obtained in Step 1 by
                the Contribution Percentage determined in accordance with the following schedule based on the Participant's then full Years of Participation
                Service:











                                                  Contribution
                    Years of Participation Service           Percentage

                    Less than 1 year                  0%
                    At least 1 year but less than 2  25%
                    At least 2 years but less than 3 50%
                    At least 3 years but less than 4 75%
                    4 years or more                 100%

                    Step  3.  Determine  the amount,  if any, by which
               each product obtained in Step 2 exceeds the sum of all Company Matching Contributions previously made with respect to the Deferred Company Contributions accrued in the name of the Participant for the particular Participation Year.

                    Step   4.     The  amount   of  Company   Matching
               Contributions to be contributed for the Participation Year then ended shall be equal to the sum of the excess amounts determined in Step 3.

          Once the applicable Contribution Percentage becomes one hundred percent (100%), Company Matching Contributions shall be made at the time Deferred Company Contributions accrue. Each Participant's Company Matching Account shall be fully vested and non-forfeitable at all times.

                    Company Matching Contributions may, at the Participant's election, be contributed "net of taxes," by directing the Employer on the form specified by the Committee to contribute the specified amount after reduction for applicable tax withholding, or "gross of taxes," by directing the Employer on said form to contribute the specified amount without such reduction and to apply the applicable tax withholding against other amounts paid by the Employer to the Participant. In either event, however, the Participant shall be subject to any liability for taxes (including federal income taxes) arising with respect to Company Matching Contributions made to his Company Matching Account.

              4.3   Employee Contributions:  Each Participant may  elect to
          make an Employee Contribution in any whole percentage of Compensation up to his individual maximum percentage, such percentage to be determined annually by the Committee. No Employee Contribution shall be made with respect to any period during which participation in the Plan is suspended pursuant to
          Section 3.5. Each Participant's Employee Contribution shall be effected by payroll deduction and shall be contributed to the Investment Accounts by the Employer at periods of time determined by the Employer beginning on or after the Effective Date, except that (a) Employees who become Participants as of the Effective Date may make a single Employee Contribution by check for the






          amount that would have been contributed by payroll deduction for the period from the Effective Date to the date the Participant's election is received by the Committee and (b) Employees who become Participants after the Effective Date may, at the discretion of the Committee, make a one-time only Employee Contribution by check in an amount permitted by the Committee. Each Participant's Employee Contribution Account shall be fully vested and non-forfeitable at all times.

                    A Participant may change the amount of his Employee Contribution (not to exceed his individual maximum percentage) as of March 1 of any Plan Year by directing the Committee in writing at least fifteen (15) days prior to such date to change the rate of the Contribution. In the event of a voluntary suspension of Employee Contributions by the Participant at any time during the Plan Year, the Participant may not resume making Employee Contributions until the March 1 following the expiration of one
          (1) year from the date of suspension.

              4.4 Funding Policy: The provisions of this Article IV shall be deemed the procedure for establishing and carrying out the funding policy and method of the Plan. Such funding policy and method shall be administered by the Employer and other Fiduciaries consistent with the objectives of the Plan and with the applicable requirements of Title I of ERISA.

              4.5 Special One-Time Vesting: All Participants shall be one hundred percent (100%) vested in their existing Deferred Company Contributions on January 31, 1993. All future Company contributions shall be subject to the provisions in Sections 4.1 and 4.2.

              4.6   Special   One-Time   Employee   and  Deferred   Company
          Contributions: An Employee who first becomes a Participant in this Plan in February 1993 shall be eligible to make a one-time lump-sum Employee Contribution in an amount equal to ten percent (10%) of his Compensation. The contributions in this Section 4.6 shall be subject to the other provisions of this Article IV.













                                      ARTICLE V

                               ACCOUNTS OF PARTICIPANTS

              5.1 Individual Accounts: The Committee shall create and maintain adequate records to disclose the interest in the Plan of each Participant, former Participant and Beneficiary. Such records shall be in the form of individual accounts maintained by the Investment Manager and credits and charges shall be made to such accounts in the manner herein described. Each Participant shall have two separate accounts, a Company Matching Account and an Employee Contribution Account (collectively an "Account"). Distributions and withdrawals made from an Account shall be charged to the Account as of the date paid.

              5.2 Account Adjustments: The Accounts of Participants, former Participants and Beneficiaries may be adjusted as of any Valuation Date to reflect Income of the Investment Accounts, Company Matching Contributions and Employee Contributions for each Account.

              5.3 Valuation of Investment Accounts: A valuation of the Investment Accounts shall be made as of each Valuation Date and as of such other special Valuation Dates as may be specified by the Committee. Each valuation shall be based on the fair market value of assets in the Investment Accounts at the end of the day on the Valuation Date. For the purposes of each such valuation, the assets of the Investment Accounts shall be valued at their respective current market values.

              5.4 Recognition of Different Investment Funds: As provided in Article VIII, specific Investment Funds shall be established and each Participant shall direct, within the limitations set forth in Section 8.3, the proportion of the balance in his Company Matching Account and Employee Contribution Account that shall be deposited in each specific Investment Fund. Consequently, when appropriate, a Participant shall have a Company Matching Account and an Employee Contribution Account in each such Investment Fund and the allocations described in
          Section 5.2 shall be adjusted in such manner as is appropriate to recognize the existence of Investment Funds. Because Participants have a choice of Investment Funds, any reference in this Plan to an Account shall be deemed to mean and include all accounts of a like nature which are maintained for the Participant under each Investment Fund.













                                      ARTICLE VI

                                PARTICIPANTS' BENEFITS

              6.1   Retirement  of  Participant   on  or  After  Retirement
          Date: In the event a Participant's Service terminates on or after his Retirement Date, the Employer shall promptly make a
          special  Company  Matching   Contribution  to  the  Participant's
          Company Matching Account in an amount equal to any adjusted Deferred Company Contributions which are then shown as accrued on the Employer's books with respect to the Participant. Thereafter, the Participant shall be entitled to a distribution of his Account in accordance with Article VII.

              6.2 Disability of Participant: If the Committee shall find and advise the Investment Manager that the Service of a Participant has been terminated because of total and permanent physical or mental disability, which in the judgment of the Committee, based upon advice of competent physicians of their selection, will permanently prevent such Participant from resuming his Service with an Employer, the Employer shall promptly make a special Company Matching Contribution to the Participant's Company Matching Account in an amount equal to any adjusted Deferred Company Contributions which are then shown as accrued on the Employer's books with respect to the Participant. Thereafter, the Participant shall be entitled to a distribution of his Account in accordance with Article VII.

              6.3 Death of Participant: In the event of the Participant's death, and after receipt by the Committee of acceptable proof of death, the Employer shall promptly make a special Company Matching Contribution to the Participant's
          Company Matching Account in an amount equal to any adjusted Deferred Company Contributions which are then shown as accrued on the Employer's books with respect to the Participant. Thereafter, the Participant's Beneficiary (which, except as provided in Sections 6.5 and 6.6, shall be the Participant's surviving spouse) shall be entitled to a distribution of the Participant's Account in accordance with Article VII.

              6.4   Other Termination of Service:

                    (a)  Standard  Termination:  Except  as  otherwise
               provided   in   Section 6.4(b),   in   the   event   a
               Participant's Service terminates under circumstances not described in Section 6.1, 6.2 or 6.3, the Employer
               shall  promptly   make  a  special   Company  Matching
               Contribution to the Participant's Company Matching Account in an amount determined in accordance with the first paragraph of Section 4.2, but with the phrase "Participation Year during which the Participant's
               Service   terminates"   substituted  for   the  phrase






               "Participation Year then ended" wherever the latter phrase appears in said paragraph. After such special Company Matching Contribution has been made, all adjusted Deferred Company Contributions which are then shown as accrued in the name of the Participant on the Employer's books shall be cancelled. Thereafter, the Participant shall be entitled to a distribution of his Account in accordance with Article VII.

                    (b)  Change   in   Control:  Notwithstanding   the
               foregoing,   in  the   event  of  the   insolvency  or
               bankruptcy  of the Company or in the event of a change
               in  control   of  the  Company,  each  Employer  shall
               promptly make a special Company Matching Contribution to the Company Matching Account of each Participant for whom it is the Employer in an amount equal to any Deferred Company Contributions which are then shown as accrued on the Employer's books with respect to the Participant. A change of control shall only be deemed to have taken place if: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of shares of the Company having thirty percent (30%) or more of the total number of votes that may be cast for the election of directors of the Company or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election or any combination, sale of assets or contested election or any combination of the foregoing transactions (a "Transaction"), the persons
               who   were  directors   of  the  Company   before  the
               Transaction shall cease to constitute a majority of the Board of Directors or any successor to the Company. Without limiting the foregoing, no change of control shall be deemed to have taken place if a person or persons are appointed or elected as a member or members of the Board of Directors as a result of or in connection with a Transaction or other event unless items (i) or (ii) above shall also have occurred.

              6.5 Beneficiaries in the Event of Death: Upon the death of a Participant, his Account shall be distributed to the Participant's surviving spouse, but if there is no surviving spouse, or if the surviving spouse has already consented by a qualified election pursuant to Section 6.6, to the Beneficiary or Beneficiaries designated by the Participant in a written designation filed with his Employer, or if no such designation shall have been so filed, to his estate. No designation of any Beneficiary other than the Participant's surviving spouse shall be effective unless in writing and received by the Participant's







          Employer, and in no event shall it be effective as of the date prior to such receipt.

              6.6   Qualified Election:  The Participant's spouse may waive
          the right to the Participant's Account. The waiver must be in writing and the Participant's spouse must acknowledge the effect of the waiver. The spouse's consent to a waiver must be witnessed by a Plan representative or a notary public. The Participant may file a waiver without the spouse's consent if it is established to the satisfaction of the Committee that such written consent may not be obtained because there is no spouse or the spouse may not be located. Any consent under this
          Section 6.6 will be valid only with respect to the spouse who signs the consent. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the distribution of the Account. The number of revocations shall not be limited.

              6.7   Valuation   Dates    Determinative   of   Participants'
          Rights: If it should be necessary to value a Participant's Account upon his termination of Service, such value shall be determined as of the Valuation Date coinciding with or next following the termination of his Service. The distribution of such Participant's Account shall be determined in the manner set forth in Article VII.

              6.8 Loans and Withdrawals: No loans or withdrawals are permitted under the Plan.

              6.9 Tax Payments: As of the end of each Plan Year during the period of Participation, the Company or an Employer will make a cash payment to each Participant in an amount determined by the Committee, which amount will be sufficient to pay such Participant's federal income tax liability (assuming the highest rates of federal income tax applicable to any individual taxpayer in the year in which such payment is due) with respect to
          (i) earnings, if any, on the Participant's Employee Contributions and Company Matching Contributions (other than earnings constituting capital gains occasioned by distributions at termination of Service under Article VII) and (ii) such cash payment.

              6.10 Cessation of Deferred Company Contributions and Company Matching Contributions and Tax Payment: No tax payment will be paid and all Deferred Company Contributions and Company Matching Contributions shall cease if a Participant makes a deposit, withdrawal or an investment direction from his Investment Accounts with the Investment Manager inconsistent with the terms of this Plan; provided, however, that the Committee, at its sole discretion, may subsequently reinstate or make tax payments and/or Deferred Company Contributions and Company Matching Contributions to such a Participant.
































































                                     ARTICLE VII

                                 PAYMENT OF BENEFITS

                    At the time that a Participant becomes entitled to a single-sum distribution of benefits under the terms of
          Section 6.1, 6.2 or 6.4, the Participant shall be given full authority as to the disposition of his Investment Account and the assets of the Investment Account shall henceforth be subject to the control and direction of such Participant.

                    Notwithstanding the foregoing, the Committee shall direct the Investment Manager that upon a Participant's death, his Investment Account shall be paid within one year after the Participant's death to the Participant's Beneficiary in a single-sum distribution, subject to Sections 6.5 and 6.6 hereof.










































                                     ARTICLE VIII

                                INVESTMENT OF ACCOUNTS


              8.1 Investment Accounts: All contributions of Employers and Participants, together with all income, profits or increments thereon shall be deposited in separate investment accounts ("Investment Accounts") for each Participant with the Investment Manager in the name of each Participant. Contributions to a Participant's Investment Account shall be invested among the Investment Funds pursuant to the Participant's directions given in accordance with the provisions of Sections 8.3 and 8.4. Except as otherwise provided herein, interest, dividends and other income or profits and gains, without distinction between principle and income arising from an Investment Fund, shall be invested and reinvested in the Investment Fund in which they arise.

                    A Participant may only invest his Investment Accounts in the Investment Funds designated by the Employer and offered by the Investment Manager to Participants in this Plan. Pending investment acquisitions in an Investment Fund, the Investment Manager may hold funds thereof uninvested, or in bank deposits, money-market investments, Treasury Bills, commercial paper or like holdings.

              8.2 Investment Manager: The Committee shall appoint an Investment Manager or Managers to manage (including the power to acquire and dispose of) the assets of the Investment Funds in accordance with the terms of this Plan.

              8.3 Investment Directions of Participants: Effective as of the Effective Date or any following Entry Date, each Participant may by written notice to the Investment Manager, in the form and manner prescribed by it or the Committee, direct that the total of the Contributions allocable to his Company Matching Account and Employee Contribution Account be invested in accordance with such percentages as he may designate among the Investment Funds.

              8.4   Change  of  Investment   Directions:  Subject  to   any
          restrictions or conditions which may be established by the Investment Manager, a Participant may direct that the investment of the total, or any part thereof, of the existing account balances in his Company Matching Account and Employee Contribution Account be changed from one authorized Investment Fund to another authorized Investment Fund at any time by contacting the Investment Manager. During February of each Plan Year or within thirty (30) days after a new investment fund is offered by the Investment Manager to Participants in this Plan, each Participant may, by written notice to the Committee in the manner prescribed by it and subject to any restrictions or






          conditions which may be established by the Committee, direct that the investment of all future contributions by and on behalf of the Participant be changed from one authorized Investment Fund to another authorized Investment Fund(s), effective as of the next following March 1 or on the first day of the month next following thirty (30) days after a new investment fund is offered by the Investment Manager to Participants in this Plan.

              8.5 Benefits Provided Solely From Individual Accounts: All the benefits provided under Article VI hereof shall be paid or distributed by the Investment Manager out of the Participant's Investment Account with the Investment Manager. No Fiduciary shall be responsible or liable in any manner for payment of any such benefits, and all Participants hereunder shall look solely to such Investment Account and to the adequacy thereof for the payment of benefits of any nature or kind which may at any time be payable hereunder. The Investment Manager is to look solely to the Participant for instructions as to prompt disbursement of his Account in accordance with Participant's instructions.







































                                      ARTICLE IX

                       ADOPTION OF PLAN BY OTHER ORGANIZATIONS;
                        AMENDMENT AND TERMINATION OF THE PLAN;
              DISCONTINUANCE OF CONTRIBUTIONS TO THE INVESTMENT ACCOUNTS

              9.1 Procedure for Adoption: Any corporation or other organization which is or may become an Affiliate and which is not already an Employer under this Plan may, with the consent and approval of the Company, adopt the Plan by formal resolution or decision of its own board of directors or other governing authority, for all or any classification of persons in its employment, and thereby, from and after the specified effective date become an "Employer" as defined in this Plan. Such adoption shall be effected and evidenced by an adoptive instrument executed by the adopting Affiliate and consented to by the Company. The adoptive instrument may contain such specific changes and variations in Plan terms and provisions as may be acceptable to the Company. The adoptive instrument shall become, as to such adopting Affiliate and its employees, a part of this Plan as then amended. The effective date of the Plan for any such adopting Affiliate shall be that stated in the adoptive instrument, and from and after such effective date such adopting Affiliate shall assume all the rights, obligations and liabilities of an Employer hereunder. The administrative powers and control of the Company, as provided in the Plan, including the sole right of amendment, of appointment and removal of the Committee and the Investment Manager and their successors, shall not be diminished by reason of the participation of any Employer in the Plan. Any Employer may withdraw from the Plan at any time without affecting other Employers by complying with the provisions of the Plan. The Company may, in its absolute discretion, terminate an Employer's participation at any time when in its sole judgment such adopting Employer fails or refuses to discharge its obligations under the Plan.

              9.2 Effect of Adoption: The following special provisions shall apply to all Employers:

                    (a)  An    Employee   shall   be   considered   in
               continuous    Service    while   regularly    employed
               simultaneously   or  successively   by  one   or  more
               Employers.

                    (b)  The  transfer   of  a  Participant  from  one
               Employer to another or to an Affiliate shall not be deemed a termination of Service.

              9.3 Amendment: The Company shall have the right to amend or modify this Plan at any time and from time to time to any extent that it may deem advisable. Any such amendment or modification shall be set out in an instrument in writing duly






          authorized by the Board of Directors and executed by the Company. No such amendment or modification shall, however, increase the duties or responsibilities of the Investment Manager without its consent thereto in writing, or have the effect of transferring to or vesting in any Employer any interest or ownership in any properties of the Investment Accounts, or of permitting the same to be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries and the payment of expenses of the Plan. No amendment shall decrease the Account of any Participant. Notwithstanding anything herein to the contrary, the Plan may be amended in such manner as may be required at any time to make it conform to the requirements of any United States statutes with respect to the Investment Accounts, or of any amendment thereto, or of any regulations or rulings issued pursuant thereto, and no such amendment shall be considered prejudicial to any then existing rights of any Participant or his Beneficiary under the Plan.

              9.4 Acceptance or Rejection of Amendment by Employers: The Company shall promptly deliver to each other Employer any amendment to this Plan. Each such Employer will be deemed to have consented to such amendment unless it notifies the Company in writing within thirty (30) days after receipt of the amendment that it does not consent thereto.

              9.5 Termination: The Company shall have the right to terminate this Plan at any time and from time to time to any extent that it may deem advisable. A termination of the Plan as to any particular Employer (and only as to any such particular Employer) shall occur under the following circumstances:

                    (a) The Plan may be terminated by the delivery to the Investment Manager of an instrument in writing approved and authorized by the board of directors of such Employer. In such event, termination of the Plan shall be effective as of any subsequent day specified in such instrument.

                    (b) The Plan shall terminate effective at the expiration of sixty (60) days following the merger or dissolution of any Employer, unless within such time a successor organization approved by the Company shall deliver to the Investment Manager a written instrument certifying that such organization (i) has become the Employer of more than fifty percent (50%) of those Employees of such Employer who are then Participants under this Plan and (ii) has adopted the Plan as to its Employees.

              9.6 Liquidation and Distribution of Investment Accounts Upon Termination: In the event a termination of the Plan in respect of any Employer shall occur, a separation of and






          withdrawal from the Investment Accounts in respect of the Participants of such Employer shall be made as of the effective date of such termination of the Plan.

              9.7   Effect  of  Termination  or Discontinuance  of  Company
          Matching   Contributions:  If   any  Employer   shall  completely
          discontinue its Company Matching Contributions to the Investment Accounts or suspend its Company Matching Contributions to the Investment Accounts under such circumstances as to constitute a complete discontinuance of Contributions within the purview of the reasoning of U.S. Treasury Regulations Sec. 1.401-6(c), then throughout any such period of discontinuance of Company Matching Contributions all other provisions of the Plan shall continue in full force and effect with respect to such Employer other than the provisions for Contributions by such Employer.

              9.8 Merger of Plan: In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Investment Accounts to a trust fund held under any other non-qualified plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Investment Accounts applicable to such Participants shall be transferred to the trust fund only if:

                    (a) Each Participant would (if either this Plan or the other plan then terminated) receive a benefit
               immediately   after   the  merger,   consolidation  or
               transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated); and

                    (b) Resolutions of the board of directors of the Employer under this Plan, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants,
               its   resolutions  shall  include   an  assumption  of
               liabilities   with   respect  to   such  Participants'
               inclusion in the new employer's plan.

















                                      ARTICLE X

                                    MISCELLANEOUS

             10.1 Terms of Employment: The adoption and maintenance of the provisions of this Plan shall not be deemed to constitute a contract between any Employer and any Employee, or to be a consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed to give to any Employee the right to be retained in the employ of an Employer or to interfere with the right of an Employer to discharge an Employee at any time, nor shall it be deemed to give to an Employer the right to require any Employee to remain in its employ, nor shall it interfere with any Employee's right to terminate his employment at any time.

             10.2 Controlling Law: Subject to the applicable provisions of ERISA, as the same may be amended from time to time, which may be applicable and provide to the contrary, this Plan shall be construed, regulated and administered under the laws of the State of Texas.

             10.3 Invalidity of Particular Provisions: In the event any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted therein.

             10.4 Non-Alienability of Rights of Participants: No interest, right or claim in or to any part of an Investment Account or any payment therefrom shall be assignable, transferable, voluntary or involuntary by operation of law or otherwise, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution or levy of any kind, and the Investment Manager shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute or anticipate the same, except to the extent required by law.

             10.5   Payments     in     Satisfaction    of     Claims    of
          Participants: Any payment or distribution to any Participant or his legal representative or any Beneficiary in accordance with the provisions of this Plan shall be in full satisfaction of all claims under the Plan against the Employer. The Investment Manager may require that any distributee execute and deliver to the Investment Manager a receipt and a full and complete release as a condition precedent to any payment or distribution under the Plan.

             10.6   Impossibility     of     Diversion    of     Investment
          Accounts:  Notwithstanding  any provision herein to the contrary,






          no part of the corpus or the income of the Investment Accounts shall ever be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries. No part of the Investment Accounts shall ever directly or indirectly revert to the Employer.





















































                    IN WITNESS WHEREOF, the Company has executed these presents as evidenced by the signatures of its duly authorized officers, in a number of copies, all of which shall constitute but one and the same instrument, which may be sufficiently evidenced by any such executed copy hereof, this 16th day of June, 1995, but effective as of February 1, 1993.

                                   OCEANEERING INTERNATIONAL, INC.



                                   By//s// George R. Haubenreich, Jr.

          ATTEST:

          //s// Sheila F. Jaynes




          THE STATE OF TEXAS

          COUNTY  OF  HARRIS

                    BEFORE ME, the undersigned authority, on this day personally appeared George R. Haubenreich, Jr., Sheila F. Jaynes of OCEANEERING INTERNATIONAL, INC., known to me to be the persons and officers whose names are subscribed to the foregoing instrument, and acknowledged to me that they executed the same as the act of the said OCEANEERING INTERNATIONAL, INC., a corporation, and that they are duly authorized to perform the same and that they executed the same as the act and deed of said corporation for the purposes and consideration therein expressed and in the capacity therein stated.

                    GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 6th day of June, 1995.



                                        //s// June M. Templet
                                        Notary Public, State of Texas











                                         -29-